UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2010
Date of Report (date of earliest event reported)

THE BUCKLE, INC.

(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07. Submission of Matters to a Vote of Security Holders

ITEM 8.01. Other Events

ITEM 9.01(d) Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on June 4, 2010. The table below shows the final results of the voting at the Annual Meeting:

	For	Against	Abstain	Broker Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	39,261,583	-	1,344,386	3,500,023
Dennis H. Nelson	39,263,035	-	1,342,934	3,500,023
Karen B. Rhoads	38,934,035	-	1,671,934	3,500,023
James E. Shada	39,260,656	-	1,345,313	3,500,023
Robert E. Campbell	40,316,228	-	289,741	3,500,023
Bill L. Fairfield	40,316,334	-	289,635	3,500,023
Bruce L. Hoberman	39,972,366	-	633,603	3,500,023
John P. (Jack ) Peetz, III	40,367,248	-	238,721	3,500,023
Michael E. Huss	40,365,108	-	240,861	3,500,023

Proposal 2 - Ratify the Selection of Deloitte & Touche LLP as independent registerered public accounting firm:	44,005,376	82,610	18,006	-

Proposal 3 - Approve the Company's 2010 Management Incentive Plan:	40,312,891	255,969	37,109	3,500,023

Proposal 4 - Approve an Amendment to the Company's 2005 Restricted Stock Plan:	39,846,266	719,017	40,686	3,500,023

Proposal 5 - Approve Performance-Based Awards granted pursuant to the Company's 2005 Restricted Stock Plan:	40,378,434	184,470	43,065	3,500,023

ITEM 8.01 Other Events

The following information is furnished pursuant to Item 8.01 "Other Events." On June 7, 2010, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.20 per share to be paid on July 27, 2010, for shareholders of record at the close of business on July 15, 2010.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1 Press Release Dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.
Date: June 8, 2010	By: /s/	KAREN B. RHOADS
Name: Karen B. Rhoads Title: Vice President of Finance, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Press Release Dated June 7, 2010